Exhibit (d)(15)

AMENDMENT NO. 2 TO AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT

This Amendment (“Amendment”) is made as of the 11th day of October, 2021, by and between each fund in Delaware Funds® by Macquarie (formerly Delaware Investments Family of Funds) listed on Schedule A (each, a “Fund” and collectively, the “Funds”) having their principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354 and Delaware Investments Fund Services Company (“DIFSC”), a Delaware statutory trust having its principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354.

BACKGROUND:

A.	The Funds and Delaware Service Company, Inc. (“DSC”) are parties to an Amended and Restated Fund Accounting and Financial Administration Oversight Agreement dated as of January 1, 2014 (the “Agreement”) relating to DSC’s provision to the Funds of certain fund accounting, financial administration and related services, and oversight services described in the Agreement.

B.	DIFSC and DSC entered into an Assignment and Assumption Agreement as of November 1, 2014 whereby DSC contributed and assigned to DIFSC all of DSC’s rights, title, and interest in the Agreement, and DIFSC assumed all of DSC’s obligations under the Agreement.

C.	DIFSC and the Funds entered into Amendment No. 1 to Amended and Restated Fund Accounting and Financial Administration Oversight Agreement as of September 1, 2017.

D.	DIFSC is a majority-owned affiliate of Macquarie Group Limited.

E.	This Amendment is an amendment to the Agreement.

F.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Section 3A of the Agreement is hereby deleted in its entirety and replaced with the following Section 3A:

	A.	For each Fund other than Delaware Ivy Pictet Targeted Return Bond Fund and Delaware Ivy Pictet Emerging Markets Local Currency Debt Fund (together, the “2021 Funds”), the revised term of this Agreement shall commence on January 1, 2022 and continue for a term expiring on December 31, 2025 (“Term”). The term of this Agreement for the 2021 Funds shall begin on October 11, 2021 and continue for a term expiring on December 31, 2025. For the avoidance of doubt, the 2021 Funds will receive the Services (as defined in the Agreement) at no cost for the period from October 11, 2021 through December 31, 2021.

2.	The Funds hereby represent and warrant to DIFSC that, as of January 1, 2022 (and as of October 11, 2021 for the 2021 Funds), each of the statements about the Funds contained in Section 6 of the Agreement is true and correct.

3.

DIFSC hereby represents and warrants to the Funds that, as of January 1, 2022 (and as of October 11, 2021 for the 2021 Funds), each of the statements about DIFSC contained in Section 7 of the Agreement is true and correct.

4.

Section 12 of the Agreement is hereby deleted in its entirety and replaced with the following Section 12:

Section 12 - Notices

Any communication, notice, or demand made or given pursuant to this Agreement shall be properly addressed, in writing and delivered by personal service (including express or courier service), registered or certified mail, or by facsimile with proof of proper transmission and a means for confirmation of delivery to recipient, as follows:

If to DIFSC:

Delaware Investments Fund Services Company
100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

Attention: General Counsel

Telephone: (215) 255-8864
Facsimile: (215) 255-1640

If to the Funds: Delaware Funds® by Macquarie) 100 Independence, 610 Market Street Philadelphia, PA 19106-2354 Attention: Chairman of the Board Telephone: (610) 940-5320 Facsimile: (610) 941-5009

5.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

6.

Section C.3 of Schedule B hereby replaced in its entirety and replaced with the following:

Review reports on regulatory forms (including, but not limited to, Form N-CSR, Form N-MFP, Form N-PORT and Form N-CEN) for accuracy, completeness, and proper financial disclosures in conjunction with BNY Mellon. Participate in review by, and resolution of comments from, external auditors when necessary or appropriate.

7.

Section C.5 in Schedule B is hereby replaced in its entirety and replaced with the following:

Support regulatory reporting for filings (including, but not limited to, Form N-PORT and Form N-CEN) by completing and reviewing responses to financial questions.

8.	Miscellaneous.

	(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

	(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

	(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The facsimile or electronic signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees/Directors of the Funds.

(e)	This Amendment shall be governed by the laws of The Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below as of the date and year first above written.

DELAWARE FUNDS® BY MACQUARIE, as listed on Schedule A

By:	/s/ Shawn K. Lytle

Name:	Shawn K. Lytle

Title:	President

DELAWARE INVESTMENTS FUND SERVICES COMPANY

By:	/s/ Richard Salus

Name:	Richard Salus

Title:	Senior Vice President

SCHEDULE A TO AMENDMENT NO. 2
TO THE AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
DELAWARE SERVICE COMPANY, INC. AND
DELAWARE FUNDS® BY MACQUARIE
DATED JANUARY 1ST, 2014
AS ASSIGNED TO DELAWARE INVESTMENTS FUND SERVICES COMPANY ON
NOVEMBER 1ST, 2014

As of January 1, 2022

Series, Portfolio and Share Class
Delaware Group® Adviser Funds Delaware Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Group® Cash Reserve Delaware Investments Ultrashort Fund – Class A, Class C, Class L, and Institutional Class Shares
Delaware Group® Equity Funds I Delaware Mid Cap Value Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Group® Equity Funds II Delaware Value® Fund – Class A, Class C, Class R, Class R6, Class T, and Institutional Class Shares
Delaware Group® Equity Funds IV
Delaware Healthcare Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Small Cap Growth Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Smid Cap Growth Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Covered Call Strategy Fund – Class A, Class R6, and Institutional Class Shares
Delaware Equity Income Fund – Class A, Class R6, and Institutional Class Shares
Delaware Global Equity Fund – Class A, Class R6, and Institutional Class Shares
Delaware Growth and Income Fund – Class A, Class R6, and Institutional Class Shares
Delaware Growth Equity Fund – Class A, Class R6, and Institutional Class Shares
Delaware Hedged U.S. Equity Opportunities Fund – Class A, Class R6, and Institutional Class Shares
Delaware Opportunity Fund – Class A, Class R6, and Institutional Class Shares
Delaware Premium Income Fund – Class A, Class R6, and Institutional Class Shares
Delaware Total Return Fund – Class A, Class R6, and Institutional Class Shares

Delaware Group® Equity Funds V
Delaware Small Cap Core Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Small Cap Value Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Wealth Builder Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Foundation Funds Delaware Strategic Allocation Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Group® Global & International Funds
Delaware Emerging Markets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware International Small Cap Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware International Value Equity Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Government Fund
Delaware Emerging Markets Debt Corporate Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Strategic Income Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Income Funds
Delaware Corporate Bond Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Extended Duration Bond Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Floating Rate Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware High-Yield Opportunities Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Tax-Free New Jersey Fund – Class A and Institutional Class
Delaware Tax-Free Oregon Fund – Class A and Institutional Class

Delaware Group® State Tax-Free Income Trust Delaware Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund Delaware Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares Delaware Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares
Delaware Pooled® Trust
Macquarie Emerging Markets Portfolio – DPT Class
Macquarie Emerging Markets Portfolio II – DPT Class
Macquarie Labor Select International Equity Portfolio – DPT Class
Delaware Global Listed Real Assets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
       (formerly, Delaware REIT Fund)

Delaware VIP® Trust
Delaware VIP® Emerging Markets Series – Standard Class Shares and Service Class Shares
Delaware VIP® Small Cap Value Series – Standard Class Shares and Service Class Shares
Delaware VIP® Equity Income Series – Standard Class Shares
Delaware VIP® Fund for Income Series – Standard Class Shares
Delaware VIP® Growth and Income Series – Standard Class Shares
Delaware VIP® Growth Equity Series – Standard Class Shares
Delaware VIP® International Series – Standard Class Shares and Service Class Shares
Delaware VIP® Investment Grade Series – Standard Class Shares and Service Class Shares
Delaware VIP® Limited Duration Bond Series – Standard Class Shares
Delaware VIP® Opportunity Series – Standard Class Shares
Delaware VIP® Special Situations Series – Standard Class Shares
Delaware VIP® Total Return Series – Standard Class Shares and Service Class Shares

Ivy Funds
Delaware Ivy Accumulative Fund – Class A, Class B, Class C, Institutional Class, Class R6
Delaware Ivy Multi-Asset Income Fund – Class A, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy Strategic Income Fund – Class A, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy Asset Strategy Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Balanced Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy California Municipal High Income Fund – Class A, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy Core Equity Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Corporate Bond Fund – Class A, Class B, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy Crossover Credit Fund – Class A, Institutional Class, Class R6, and Class Y
Delaware Ivy Systematic Emerging Markets Equity Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Energy Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Global Bond Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Global Equity Income Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Global Growth Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Government Securities Fund – Class A, Class B, Class C, Institutional Class, and Class R6
Delaware Ivy High Income Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy International Core Equity Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy International Small Cap Fund – Class A, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy Large Cap Growth Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy LaSalle Global Real Estate Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Limited-Term Bond Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Managed International Opportunities Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Mid Cap Growth Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Mid Cap Income Opportunities Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Municipal Bond Fund – Class A, Class B, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy Municipal High Income Fund – Class A, Class B, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy Natural Resources Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Ivy Funds (continued)
Delaware Ivy Emerging Markets Local Currency Debt Fund – Class A, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy Total Return Bond Fund – Class A, Class C, Institutional Class, Class R6, and Class Y
Delaware Ivy High Yield Fund – Class A, Institutional Class, and Class R6
Delaware Ivy ProShares Interest Rate Hedged High Yield Index Fund – Class A, Class E, Institutional Class, and Class R
Delaware Ivy ProShares MSCI ACWI Index Fund – Class A, Class E, and Institutional Class
Delaware Ivy ProShares Russell 2000 Dividend Growers Index Fund – Class A, Class E, Institutional Class, and Class R6
Delaware Ivy ProShares S&P 500 Bond Index Fund – Class A, Class E, Institutional Class, and Class R
Delaware Ivy S&P 500 Dividend Aristocrats Index Fund – Class A, Class E, Institutional Class, Class R6, and Class R
Delaware Ivy International Value Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Science and Technology Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Securian Core Bond Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Smid Cap Core Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Small Cap Growth Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Value Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y
Delaware Ivy Wilshire Global Allocation Fund – Class A, Class B, Class C, Institutional Class, Class R6
Delaware Ivy Cash Management Fund – Class A, Class B, and Class C
Delaware Ivy Government Money Market Fund – Class A, Class B, Class C, Class E, and Class R6
Ivy Variable Insurance Portfolios
Delaware Ivy VIP Asset Strategy – Class I and Class II Shares
Delaware Ivy VIP Balanced – Class II Shares
Delaware Ivy VIP Core Equity – Class II Shares
Delaware Ivy VIP Corporate Bond – Class II Shares
Delaware Ivy VIP Energy – Class I and Class II Shares
Delaware Ivy VIP Global Bond – Class II Shares
Delaware Ivy VIP Global Equity Income – Class II Shares
Delaware Ivy VIP Global Growth – Class II Shares
Delaware Ivy VIP Growth – Class II Shares
Delaware Ivy VIP High Income – Class I and Class II Shares
Delaware Ivy VIP International Core Equity – Class II Shares
Delaware Ivy VIP Limited-Term Bond – Class II Shares
Delaware Ivy VIP Mid Cap Growth – Class I and Class II Shares
Delaware Ivy VIP Natural Resources – Class II Shares
Delaware Ivy VIP Pathfinder Aggressive – Class II Shares
Delaware Ivy VIP Pathfinder Conservative – Class II Shares
Delaware Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility – Class II Shares
Delaware Ivy VIP Pathfinder Moderately Conservative – Managed Volatility – Class II Shares
Delaware Ivy VIP Pathfinder Moderate – Class II Shares
Delaware Ivy VIP Pathfinder Moderate – Managed Volatility – Class II Shares
Delaware Ivy VIP Pathfinder Moderately Aggressive – Class II Shares
Delaware Ivy VIP Pathfinder Moderately Conservative – Class II Shares
Delaware Ivy VIP Science and Technology – Class I and Class II Shares
Delaware Ivy VIP Securian Real Estate Securities – Class II Shares
Delaware Ivy VIP Smid Cap Core – Class II Shares
Delaware Ivy VIP Small Cap Growth – Class I and Class II Shares
Delaware Ivy VIP Value – Class II Shares
Delaware Ivy VIP Government Money Market – Class II Shares

InvestEd Portfolios
InvestEd 90 Portfolio
InvestEd 80 Portfolio
InvestEd 70 Portfolio
InvestEd 60 Portfolio
InvestEd 50 Portfolio
InvestEd 40 Portfolio
InvestEd 30 Portfolio
InvestEd 20 Portfolio
InvestEd 10 Portfolio
InvestEd 0 Portfolio
Voyageur Insured Funds
Delaware Tax-Free Arizona Fund – Class A, Class C, and Institutional Class Shares
Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares
Delaware National High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free California Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free Idaho Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free New York Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds III
Delaware Select Growth Fund – Class A, Class C, Class R, and Institutional Class Shares
Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund – Class A, Class C, and Institutional Class Shares
Delaware Enhanced Global Dividend and Income Fund – Common Shares
Delaware Investments Dividend and Income Fund, Inc. – Common Shares
Delaware Investments Colorado Municipal Income Fund, Inc. – Common Shares and Preferred Shares
Delaware Investments Minnesota Municipal Income Fund II, Inc. – Common Shares and Preferred Shares
Delaware Investments National Municipal Income Fund – Common Shares and Preferred Shares
Delaware Ivy High Income Opportunities Fund – Common Shares and Preferred Shares

Schedule C

Annual Fee

Each Fund will be charged an annual fee equal to the sum of (a) a base fee of $4,000 (“Flat Fee”) plus (b) a Pro Rata AUM Fee calculated as follows:

First, a total annual fee will be calculated by multiplying the average daily net assets of all Funds during the year by the applicable fee rates in the following table to calculate the “Total Fee.”

Average Daily Net Assets	Annual Fees
First $35 billion of average daily net assets	.00475%
Next $10 billion of average daily net assets	.00400%
Next $45 billion of average daily net assets	.00250%
Over $90 billion of average daily net assets	.0015%

Second, the Flat Fee will be multiplied by the number of Funds in the complex to calculate the “Aggregate Flat Fee.”

Third, the Aggregate Flat Fee will be subtracted from the Total Fee to calculate the “Total AUM Allocation Fee.”

Fourth, the Pro Rata AUM Fee for each Fund will be equal to the product of the Total AUM Allocation Fee multiplied by a fraction, the numerator of which is such Fund’s average daily net assets in the year of calculation and the denominator of which is the average daily net assets of all Funds during such year.

Example:

Assume that the complex has 60 Funds and $35,000,000,000 in AUM. The annual fee would be calculated as follows:

-	The Funds, as a complex, would be charged $1,662,500 ($35,000,000,000 * .00475% = $1,662,500)

-	Each of the 60 Funds would be allocated a flat fee of $4,000 (60 * $4,000 = $240,000)

-	Each of the 60 Funds would be charged an asset based fee on the remaining $1,422,500 ($1,662,500 - $240,000 = $1,422,500)

-	The asset based fee on the $1,422,500 would be allocated pro rata to each of the 60 Funds based on AUM per Fund

Assume that the complex launches a new Fund and has 61 Funds, but assets remain at $35,000,000,000 in AUM. The annual fee would be calculated as follows:

-	The Funds, as a complex, would still be charged $1,662,500 ($35,000,000,000 * .00475% = $1,662,500)

-	Each of the 61 Funds would be allocated a flat fee of $4,000 (61 * $4,000 = $244,000)

-	Each of the 61 Funds would be charged an asset based fee on the remaining $1,418,500 ($1,662,500 - $244,000 = $1,418,500)

-	The asset based fee on the $1,418,500 would be allocated pro rata to each of the 61 Funds based on AUM per Fund

The complex would be charged the same total amount. The difference would be that the pro rata calculation would be based on a smaller amount because there are more funds in the complex.